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                                                                      EX-99.B9-3

                                                          Amended Schedule A&C -
                                                       Transfer Agency Agreement





                                   SCHEDULE A
                                     TO THE
                           TRANSFER AGENT AGREEMENT
                                BY AND BETWEEN
                            VAN WAGONER FUNDS, INC.
                                     AND
                       SUNSTONE INVESTOR SERVICES, LLC






                          VAN WAGONER MICRO-CAP FUND
                       VAN WAGONER EMERGING GROWTH FUND
                           VAN WAGONER MID-CAP FUND
                    VAN WAGONER CAPITAL APPRECIATION FUND
                           VAN WAGONER GROWTH FUND
                        VAN WAGONER POST-VENTURE FUND
                         VAN WAGONER TECHNOLOGY FUND









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                                 SCHEDULE C
                                   TO THE
                          TRANSFER AGENT AGREEMENT
                               BY AND BETWEEN
                           VAN WAGONER FUNDS, INC.
                                     AND
                       SUNSTONE INVESTOR SERVICES, LLC



                                     FEES

   - FEES FOR VAN WAGONER FUNDS

        Base annual fee:
                Micro-Cap              $1,000
                Emerging Growth         1,000
                Mid-Cap                 1,000
                Capital Appreciation    1,000
                Growth                  1,000
                Post-Venture            1,000
                Technology              1,000

        Annual shareholder account fee: 16.00 open accounts
                                         2.50 closed accounts

        Minimum annual fee:
                Micro-Cap               $16,000
                Emerging Growth          16,000
                Mid-Cap                  16,000
                Capital Appreciation     16,000
                Growth                   16,000
                Post-Venture             16,000
                Technology               16,000

The fee assumes a single class of shares, implementation of a 12b-1 plan; availability of automatic investment plans and systematic withdrawal plans (using Sunstone's regular processing date); annual dividend distributions; annual capital gains distributions; and all standard reports.

The base annual fee plus the greater of the minimum annual fee or annual shareholder account fee will be charged. In addition, all account maintenance and processing fees, out-of-pocket expenses, and additional fees apply to both Van Wagoner and Northern Fund accounts.

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   -    ONE-TIME SET-UP FEES
        (per fund family)

        NSCC FundSERV set-up                                         $2,500
        NSCC networking                                               1,500
        Northern Money Market Fund(s) (per fund)                      2,500
        Fund set-up (per fund)                                        2,000
        VRU set-up                                                    2,000
        Remote access per location                                      500


   -    ACCOUNT MAINTENANCE AND PROCESSING FEES
        (per occurrence)

        Shareholder account set-up                                     2.50
        Omnibus account transaction                                    2.50
        Transaction processing - FundSERV                               .20
        Locating lost shareholders                                     8.00


   -    OUT-OF-POCKET EXPENSES

        Per check processing (dividend, capital gains, redemption)      .25
        Per statement and confirm processing                            .25
        Per tax form processing                                         .15
        Per label printing                                              .05
        Production of ad hoc reports                                 100.00 min.
        Bulk mailings/insert handling charge
                1 insert                                                .25
                2 - 3 inserts (per piece)                               .20
                4 - 5 inserts (per piece)                               .15
        Bank account service fees and any other bank charges        At cost
        Statement paper                                             At cost
        Envelopes                                                   At cost
        Tax forms                                                   At cost
        Postage and express delivery charges                        At cost
        Telephone and long distance charges                         At cost
        Fax charges                                                 At cost
        P.O. box rental                                             At cost
        800-phone number                                            At cost
        Inventory and records storage                               At cost
        FundSERV charges                                            At cost
        Remote access ID
                First user                                           250.00

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                  Each additional user                                100.00

  -     CUSTOM PROGRAMMING

        Additional fees may apply for special programming to meet servicing requirements or to create custom reports.


  -     ADDITIONAL FEES WHICH WILL BE PASSED ON TO SHAREHOLDERS

        Outgoing wire fee                                     Varies by bank
        Account transcripts older than 2 years
           (per year, per fund)                                         5.00
        Non-sufficient funds                                  Varies by bank
        IRA/SEP processing/403(b)
           Annual maintenance or custodial fee (per shareholder)       15.00
           Account termination (transfer or rollover)                  15.00


  -     DEDICATED SHAREHOLDER SERVICES REPRESENTATIVE (PER PERSON)   $60,000
                                                                    per year
                                                                   increased
                                                             annually by the
                                                                CPI plus  2%

        Out-of-pocket expenses (including travel, blue
        sky licenses)                                                At cost





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